UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2020

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2020, immediately following the 2020 annual meeting of stockholders (the “Annual Meeting”), the Board of Directors (the “Board”) of Superior Industries International, Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Raynard D. Benvenuti to fill the newly-created vacancy on the Board. As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2020, Mr. Benvenuti was nominated and appointed to the Board pursuant to the Nomination Withdrawal Agreement entered into on May 5, 2020 between the Company and D.C. Capital Partners, L.P., a Delaware limited partnership (“D.C. Capital”). Concurrent with his appointment to the Board, Mr. Benvenuti was appointed to the Board’s Nominating and Corporate Governance Committee.

Raynard D. Benvenuti, age 63, is the founder of Concord Investment Partners, an investment and advisory firm he founded in 1996 focused on making private and public investments in aerospace, automotive and industrial companies. Through Concord Investment Partners, Mr. Benvenuti advises various private equity investment firms, D.C. Capital and certain other firms and companies. From 2007 to January 2016, Mr. Benvenuti served in various capacities at Greenbriar Equity Group, including as a Managing Director and operational practice leader for the aerospace and automotive/truck sectors from 2007 to December 2012 and Managing Partner from December 2012 to January 2016. Mr. Benvenuti subsequently became a senior advisor to Greenbriar from March 2016 to June 2019. Mr. Benvenuti also served as Chairman and Interim CEO of Align Aerospace LLC, an aerospace hardware distribution company servicing commercial and military aerospace manufacturers, from Greenbriar’s acquisition of the company, in 2011 to 2012. From 2002 to 2006, Mr. Benvenuti served as the President of Stellex Aerostructures Inc., a manufacturer of large structural components for commercial and military aircraft, became its CEO and a director in 2003, and led the company from bankruptcy to profitability and its ultimate sale to GKN plc. Mr. Benvenuti previously worked at Forstmann Little & Co., a private equity firm, and McKinsey & Company, a global management consulting firm. Mr. Benvenuti currently serves on the board of directors of NN, Inc. (NASDAQ: NNBR), an industrial manufacturer of high-precision metal and plastic components and assemblies, as well as at The Whitcraft Group, an aircraft engine components manufacturer. Previously, Mr. Benvenuti served on the boards of directors of EDAC Technologies Inc., an aircraft engine components manufacturer, Muth Mirror Systems, an automotive blind spot detection lighting manufacturer, and AmSafe Partners, an aviation passenger and cargo restraint manufacturer, where he also served as Chairman. Mr. Benvenuti holds a B.E. in Mechanical Engineering from Manhattan College, an M.S. in Mechanical and Aerospace Engineering from Princeton University, and an M.B.A. from the Harvard Graduate School of Business Administration, where he graduated as a Baker Scholar.

Mr. Benvenuti will receive the same retainer fees made available to other non-employee directors of the Company as described in the Company’s 2020 proxy statement and future proxy statements. Non-employee directors also participate in the Company’s Equity Incentive Plan described in the Company’s 2020 proxy statement. Consistent with compensation received by the other non-employee directors for 2020, on June 22, 2020, Mr. Benvenuti received a grant of 20,000 restricted stock units under the Company’s Equity Incentive Plan and a restricted cash award in the amount of $65,600, each of which vest in full on the first anniversary of the grant date. Mr. Benvenuti will also receive indemnification to the fullest extent permitted under Delaware General Corporation Law and the Company’s Bylaws, under which the Company indemnifies, defends and holds harmless its directors from and against losses and expenses as a result of Board service.

There are no family relationships between Mr. Benvenuti and any directors, executive officer, or any person nominated or chosen by the Company to become a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Benvenuti and the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 22, 2020, the Company held its Annual Meeting. Set forth below are the final voting totals as provided by Broadridge Financial Solutions, Inc., the independent inspector of elections for the Annual Meeting.

Proposal One: Election of Directors

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Majdi B. Abulaban	15,661,968	467,615	7,571,378
Michael R. Bruynesteyn	13,618,721	2,510,862	7,571,378
Richard J. Giromini	13,603,874	2,525,709	7,571,378
Paul J. Humphries	13,697,322	2,432,261	7,571,378
Ransom A. Langford	13,606,767	2,522,816	7,571,378
James S. McElya	13,462,500	2,667,083	7,571,378
Timothy C. McQuay	13,652,967	2,476,616	7,571,378
Ellen B. Richstone	11,957,161	4,172,422	7,571,378
Francisco S. Uranga	13,567,329	2,562,254	7,571,378

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
12,452,244	3,534,961	142,378	7,571,378

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
22,202,732	1,411,423	86,806

Item 8.01	Other Events

On June 23, 2020, the Company issued a press release announcing the restart of operations and certain preliminary financial information for the second quarter of 2020 which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release, dated June 23, 2020, as issued by Superior Industries International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: June 23, 2020	/s/ Matti Masanovich
Matti Masanovich
Executive Vice President and Chief Financial Officer